Exhibit 10.1

CONSULTING AGREEMENT

This Consulting Agreement (“Agreement”) is entered into effective May 3, 2008 (“Effective Date”), between Genetronics, Inc., a California corporation and wholly owned subsidiary of Inovio Biomedical Corporation, having offices located at 11494 Sorrento Valley Road, San Diego, CA 92121-1318, United States of America (“Genetronics”), and Dietmar Rabussay, a Consultant having offices at 518 N. Rios Ave., Solana Beach, Ca 92075, (“Consultant”).  (Consultant and Genetronics are collectively the “Parties” or individually a “Party”).

I.                                         BACKGROUND

1.1                               Genetronics desires that Consultant provide consulting services to Genetronics as specified in the attached Exhibit A (the “Field”).

1.2                               Consultant has agreed to provide consulting services.

NOW, THERFORE, for and in consideration of the mutual covenants and promises contained herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

II.                                     CONSULTING SERVICES

2.1                               Consulting Services.  During the term of this Agreement, Consultant will provide consulting services (“Services”) to Genetronics as described on Exhibit A attached to this Agreement.

2.2                               Compliance & Policies.  In performing Services under this Agreement, Consultant agrees to comply with all applicable federal, state, and local laws, regulations, and guidelines; comply with Genetronics’ policies and standard operating procedures where applicable; and act under the highest professional industry standards.  Consultant acknowledges that Consultant has read and signed the attached “Electronic Communication and Equipment Policy” (“Exhibit D”) and agrees to follow all the provisions therein.

2.3                               Independent Contractor.  Consultant’s relationship with Genetronics will be that of an independent contractor and not that of an employee of Genetronics or any of its affiliated companies.  Accordingly, although Genetronics shall specify the general nature of the work to be performed and the goals to be met, the details of performing such work shall be determined by Consultant.  Consultant will not be eligible for any employee benefits, nor will Genetronics make deductions from payments made to Consultant for taxes, all of which will be Consultant’s responsibility.  Consultant agrees to indemnify and hold Genetronics harmless from any liability for, or assessment of, any such taxes imposed on Genetronics by relevant taxing authorities.  Except as provided in this Agreement, Consultant shall have no authority to enter into contracts that bind Genetronics or create obligations on the part of Genetronics without the prior written authorization of Genetronics.

III.                                 COMPENSATION

3.1                               Fees.  As consideration for the Services to be provided by Consultant and other obligations, Genetronics will compensate Consultant as described in Exhibit B to this Agreement.

3.2                               Expenses.  Consultant shall not be authorized to incur on behalf of Genetronics any expenses, without the prior written approval of Genetronics.  As a condition to receipt of reimbursement, Consultant agrees to submit to Genetronics reasonable evidence, including a detailed invoice, showing that the amount involved was expended for and related to Services provided under this Agreement.  Consultant acknowledges that they have received a copy of Genetronics’ “Travel and Expense Reimbursement Policy” and agrees to follow all the provisions therein when handling expenses under this Agreement.

IV. TERM AND TERMINATION

4.1                               Term and Termination.  The term of this Agreement shall be as stated in Exhibit A unless terminated earlier by either Party or unless extended in writing by Genetronics.  A termination notice may be given for no cause and must be given in writing to the other Party at least thirty (30) days prior to the effective date of termination.  Provisions of compensation, confidentiality, nonuse, and invention shall survive termination of this Agreement.  Upon termination of this Agreement, Consultant agrees to promptly deliver to Genetronics all materials and information pertaining to Services including confidential information.

V.                                    CONFIDENTIAL INFORMATION

5.1                               Confidentiality Agreement.  Consultant agrees to sign the Genetronics Confidential Disclosure Agreement (“CDA”) attached hereto as Exhibit C prior to or on the Effective Date.  Consultant also agrees that the attached CDA will supersede and replace any prior confidentiality agreement signed between the Parties.  In the event that Consultant is an entity or otherwise will be causing individuals in its employ or under its supervision to participate in the rendering of the Services, Consultant warrants that it shall cause each of such individuals to execute a Genetronics CDA.

VI.                                CONFLICTS, COMPETITION, AND INVENTIONS

6.1                               Conflicts with this Agreement.  Consultant represents and warrants that neither Consultant nor any of Consultant’s partners, employees or agents is under any pre-existing obligation in conflict or in any way inconsistent with the provisions of this Agreement. Consultant warrants that Consultant has the right to disclose or use all ideas, processes, techniques and other information, if any, which Consultant has gained from third parties, and which Consultant discloses to Genetronics in the course of performance of this Agreement, without liability to such third parties.  Consultant represents and warrants that Consultant has not granted any rights or licenses to any intellectual property or technology that would conflict with Consultant’s obligations under this Agreement.  Consultant will not knowingly infringe upon any copyright, patent, trade secret or other property right of any former client, employer or third party in the performance of the services required by this Agreement.  Genetronics shall be free to use all information that is disclosed by Consultant to Genetronics without any further obligation to Consultant.

6.2                               Competition.  Consultant acknowledges that development of, and maintaining proprietary rights in, clinical trial related information, instruments, hardware, software, applicators, and other equipment related to electroporation-mediated delivery of compositions, such as drugs and genes (“Genetronics Equipment”) is a primary focus of Genetronics’ current business and future goals.  Consultant also acknowledges that research and development of electrically-assisted delivery of compositions to experimental animals and human subjects, for a variety of biological and pathological fields (“Genetronics Research”), is another current and future objective of Genetronics.  Consultant agrees, therefore, that it would be detrimental to Genetronics’ business if Consultant were to assist Genetronics’ competitors in the areas of Genetronics Research or with instrumentation competitive with Genetronics Equipment.  Accordingly, Consultant agrees not to use, promote, develop, or assist in the development of, instrumentation that is competitive with Genetronics Equipment.  Further, Consultant agrees not to contract or collaborate, or otherwise assist, a third party in the area of Genetronics Research.

6.3                               Inventions.  Any inventions, discoveries and improvements, patentable or unpatentable, that arise out of Services provided by Consultant under this Agreement and for which Consultant is an inventor or co-inventor, as determined under U.S. patent law, (“Inventions”) shall belong to Genetronics.  Consultant agrees to promptly and fully disclose all Inventions to Genetronics and cooperate with Genetronics or with its attorneys as may be reasonably required in order to obtain patent and copyright protection therefor, including the signing of any proper assignments, affidavits, applications and the like.  Furthermore, Consultant agrees to assign or otherwise transfer any and all property rights, including all patent rights and all copyrights in materials related to Services, domestic and foreign, resulting therefrom to Genetronics.  Consultant represents and warrants that it has the right to agree to the terms of this Section  6.3 and is not bound by an obligation of assignment to a third party with respect to Inventions, as defined herein.

6.4                               Materials and Rights.  All Genetronics materials and confidential information shall be the sole property of Genetronics, and Consultant hereby assigns any and all rights Consultant may have or acquire in such materials and information.

VII.                            MISCELLANEOUS

7.1                               Amendments and Assignments.  Any amendment or modification of this Agreement shall be valid only if in writing and signed by both Parties.  Consultant agrees not to assign to any third party any aspect of their obligations under this Agreement.  Genetronics may assign this Agreement without limitation.

7.2                               Sole Agreement.  This Agreement, including the Exhibits hereto, constitutes the sole agreement of the Parties and supersedes all oral negotiations and prior writings with respect to the subject matter hereof.

7.3                               Notices.  Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally, by courier, or by overnight delivery service, or forty-eight (48) hours after being deposited in the regular mail as certified or registered mail (airmail if sent internationally) with postage prepaid, if such notice is addressed to the Party to be notified at the address set forth in the preamble of Page 1 of this Agreement.

7.4                               Choice of Law.  The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California without giving effect to the principles of conflict of laws.

7.5                               Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, the Parties agree to renegotiate such provision in good faith.  In the event that the Parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

7.6                               Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

7.7                               Arbitration.   Any dispute or claim arising out of or in connection with any provision of this Agreement, excluding this Section 7.7, will be finally settled by binding arbitration in the State of California in accordance with the Commercial rules of the American Arbitration Association by one arbitrator appointed in accordance with said rules.  Any arbitration hearings or other related meetings shall be held in San Diego, California.  The arbitrator shall apply State of California law, without reference to rules of conflicts of law or rules of statutory arbitration, to the resolution of any dispute.  Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.  Notwithstanding the foregoing, the Parties may apply to any court of competent jurisdiction for preliminary or interim equitable relief, or to compel arbitration in accordance with this paragraph, without breach of this arbitration provision.  This Section 7.7 shall not apply to the Confidentiality Agreement.

7.8                               Advice of Counsel.  EACH PARTY ACKNOWLEDGES THAT, IN EXECUTING THIS AGREEMENT, SUCH PARTY HAS HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND HAS READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT.  THIS AGREEMENT SHALL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF.

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed in duplicate as of the date and year first above written.

Consultant

By (signature):	Date:

Name:

Genetronics

By (signature):		Date:
Peter D. Kies
Chief Financial Officer

By (signature):		Date:
Avtar S. Dhillon, M.D.
President and CEO

EXHIBIT A

DESCRIPTION OF CONSULTING SERVICES

Consultant shall perform the following services to assist Genetronics in conducting Research and Development:

Term:  The term of this Agreement shall be for 6 MONTHS from the Effective Date unless terminated earlier by either Party or unless extended in writing by Genetronics.

1.               Consultant will be responsible for consulting services TBD by the Company, on a project by project bases.

2.               Consultant shall be compensated as outlined in Exhibit B.  When traveling, Consultant will be responsible for Genetronics’ policy and procedures discussed in the “Travel and Expense Reimbursement Policy”, a copy of which has been provided to Consultant.  Consultant will not have the privileges of Genetronics’ travel agent.

3.               Consultant will be responsible for completing the specific tasks established by the Company is that further explain the scope of activities of this Agreement.

4.               Consultant must have a portable computer and cellular telephone to perform in-house activities and appropriate travel privileges to conduct site visits in the United States, Canada, Mexico, Eastern Europe and Western Europe.  Consultant may be asked to use a Genetronics computer to access Genetronics information, including emails.

5.               Consultant must use their own credit card without cash advances from Genetronics.

6.               Consultant will be required to operate in the capacity of an independent contractor and avoid any activities that create the appearance that Consultant is a permanent or temporary employee of Genetronics.

EXHIBIT B

COMPENSATION

For consulting Services rendered under this Agreement:

1.               Compensation will be determined on a project by project bases (U.S. dollars).

2.               No compensation is provided for holidays and personal leave during the duration of this contract.

3.               Consultant will submit monthly invoices to Genetronics that include an Invoice number, a description of activities performed, and the time period and hours worked for each activity.  Invoices must be submitted to Genetronics’ address or via email with attachment by the 6th day of the following month.  Invoices exceeding 120 days from last day of month of activity will not be compensated.

4.               Consultant will be compensated for travel expenses according to the “Travel and Expense Reimbursement Policy”, a copy of which has been provided to Consultant.

5.               Services to be performed will be agreed upon between Consultant and Genetronics prior to commencement.  Genetronics may require brief periodic written reports on the status of the Services performed under this Agreement.

6.               Consultant will maintain all records of billing/invoicing, site visit reports, site communications, and any other documents related to the studies according to FDA record retention regulations.

7.               Use of Taxi is preferred over car rental unless prior authorization is obtained from Genetronics.

EXHIBIT C

CONFIDENTIAL DISCLOSURE AGREEMENT

This Confidential Disclosure Agreement (“CDA”) is entered into as of the 1st day of January 2008, between Dietmar Rabussay a Consultant having offices at 518 N. Rios Ave., Solana Beach, Ca 92075, (“Consultant”), and Genetronics, Inc., a California corporation and wholly owned subsidiary of Inovio Biomedical Corporation, having offices at 11494 Sorrento Valley Road, San Diego, California,

92121-1318 (“Genetronics”), (both Consultant and Genetronics collectively the “Parties” or individually a “Party”).

RECITALS

WHEREAS, Genetronics desires to provide Consultant with non-public Confidential Information (herein after defined) concerning technology developed by Genetronics; and

WHEREAS, Genetronics desires to protect the confidentiality of its non-public Confidential Information;

WHEREAS, Consultant and Genetronics intend to determine in this CDA how non-public Confidential Information that will be disclosed by Genetronics to Consultant will be treated as between the Parties; and

NOW THEREFORE, in consideration of the foregoing premises and the following mutual covenants, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Consultant agrees as follows:

DEFINITIONS

1.                                       “Confidential Information” includes, but is not limited to, all data and other information generated through the pursuit of business activities and research and development efforts conducted by Genetronics including, but not limited to, protocols, instructions, brochures, forms, data reports, clinical data, interpretations, analyses, processes, drawings, photographs, records, specifications, designs, programs, product development activities, software packages, software documentation and information, technical know how, concepts, theories, ideas, methods and procedures of operation, business or marketing plans, third-party negotiation information, proposals, financial information, compiled data, communications, customer lists and data, samples of product, results of research and development activities, trade secrets, inventions, improvements and discoveries, patentable or otherwise, and all other information which is generally not known to the public or is otherwise treated by Genetronics as confidential.

2.                                       The term “Subject Matter” in this CDA means Genetronics’ human clinical trials and any activities pursued by Consultant in assisting in such trials.

TERMS

1.                                       Consultant will not disclose Genetronics’ Confidential Information to any third party or use it for his or her own benefit or for any commercial purpose, or for the benefit of any third party, other than pursuant to this CDA and as required in connection with the Subject Matter.  Consultant further agrees that he or she will not disclose Genetronics’ Confidential Information to any employees, directors, consultants, or staff involved in the Subject Matter (“Consultant Staff”), if any, unless such Consultant Staff have signed currently effective confidentiality agreements with obligations equivalent to those contained in this CDA or unless such Consultant Staff are bound by a written institutional policy that contains obligations equivalent to those contained in this CDA.

2.                                       Nothing in this CDA grants to Consultant any right or license to Confidential Information or to any existing patents owned or controlled by Genetronics or improvements thereon except as expressly stated herein.  Consultant agrees that any and all Confidential Information received by it from Genetronics shall remain the property of Genetronics.

3.                                       Consultant shall mark all Confidential Information disclosed by Consultant in writing under this CDA as “Proprietary” or “Confidential”.  All Confidential Information disclosed orally by Consultant to any third party shall be memorialized in writing and marked “Confidential” and provided by the Consultant to Genetronics within thirty (30) days of such disclosure.

4.                                       Consultant agrees to restrict circulation of Genetronics’ Confidential Information and not disclose such information except on a need-to-know basis, and shall not cause or allow it to be used, disclosed, duplicated or proliferated except to the extent necessary in connection with the Subject Matter.

5.                                       In the event that Consultant is requested or required by a court or governmental agency with competent jurisdiction (by oral questions, interrogatories, requests for information of documents, subpoenas, Civil Investigative Demands or other processes) to disclose (i) any Confidential Information or (ii) any opinion, judgment or recommendations concerning Genetronics as developed from the Confidential Information, it is agreed that Consultant will first provide Genetronics with prompt notice of such request(s) or requirements so that Genetronics may seek appropriate legal protection or waive Consultant’s compliance with the provisions of this CDA.  If, failing the entry of legal protection or the receipt of a waiver hereunder, Consultant is, in the opinion of his or her counsel, compelled to disclose the Confidential Information, Consultant may disclose that portion of the Confidential Information which his or her counsel advises that Consultant is compelled to disclose, but only after appropriate process has been allowed to keep such Confidential Information from public disclosure.  In any event, Consultant will not oppose action by, and will cooperate with, Genetronics to obtain legal protection or other reliable assurance that confidential treatment will be accorded the Confidential Information.

6.                                       It is understood and agreed that if Consultant breaches or threatens to breach any provision of this CDA, Genetronics may suffer irreparable harm, and monetary damages may be inadequate to fully compensate for such breach.   Accordingly, it is understood and agreed that Genetronics shall be entitled, in the event of a breach or a threatened breach of any provision this CDA by Consultant, to seek a temporary restraining order, preliminary injunction and permanent injunction in order to prevent or restrain any such breach by Consultant.

7.                                       The restrictions and obligations under this CDA concerning confidentiality shall not apply to any portion of the Confidential Information which:

(i)                                     is or becomes available to the general public through no act of Consultant or any other person or entity restricted by this CDA;

(ii)                                  may be demonstrated to have been known at the time of the receipt thereof as evidenced by tangible records of Consultant;

(iii)                               subsequently may be rightfully obtained from a third party who lawfully possessed the information and who may lawfully make such disclosure; or

(iv)                              is independently developed without the use of Confidential Information.

8.                                       Unless extended by the Parties in writing, this CDA will terminate on the 2nd anniversary of the date first above written and may be modified only in a writing signed by the Parties.

9.                                       Notwithstanding termination of this CDA, the obligations of confidentiality set forth in this CDA will remain in full force and effect for five (5) years following the date of termination of this CDA.

10.                                 If requested in writing at any time by Genetronics, Consultant shall either return or destroy all Genetronics’ Confidential Information in its possession, except that one copy of written Confidential Information may be retained by Consultant’s legal counsel for archival purposes.

11.                                 This CDA shall be binding upon and inure to the benefit of the Parties hereto, the successors and assigns of Genetronics and Consultant, but shall not be assignable by Consultant without prior written consent of Genetronics.  Genetronics may assign this CDA at any time without limitation.

12.                                 This represents the entire agreement between the Parties.  No right or obligation other than those recited herein is to be implied from this CDA.  No waiver of any breach, any failure of a term or condition, or any right or remedy contained in or granted by this CDA by Genetronics will be effective unless it is in writing and signed by Genetronics waiving the breach, failure, right, or remedy.

13.                                 This CDA shall be interpreted in accordance with the laws of the State of California.

AGREED TO AND EFFECTIVE AS OF THE DATE FIRST ABOVE WRITTEN:

CONSULTANT

By (signature):

Name:

Date:

EXHIBIT D

ELECTRONIC COMMUNICATION AND EQUIPMENT POLICY

I.  Electronic Mail, Voice Mail, Software and Computer Files

The following sets forth Genetronics’ policy on access and disclosure of electronic mail and voice mail messages sent or received by Genetronics’ employees and consultants and on software and other computer files on any free-standing or laptop computer or any other electronic communication device, on-site or remotely accessed.  This policy may be changed at any time.

Even though you may have personal pass codes, you should not consider the information stored in email or voice mail to be confidential or personal.

The electronic mail and voice mail systems of Genetronics are not to be used in a way that may be disruptive, offensive to others, or harmful to morale.

In general, you should use the information systems Genetronics business only.  All messages are Genetronics’ records.  Genetronics reserves the right to access and disclose all messages sent over its email and voice mail systems, regardless of their purpose.  Therefore, please do not send any email or voice mail message that could be embarrassing to you or others if read or heard by a stranger.

You should not attempt to gain access to another employee’s or consultant’s email or voice mail messages without their express permission.  However, Genetronics’ management reserves the right to enter your email and voice mail without your permission.  Such entry may or may not be due to computer upgrades, problems with software, or other technical reasons. Monitoring can and probably will occur without prior announcement.  You may not use another employee’s or consultant’s email or voice mail to send messages.

Genetronics’ management reserves the right to examine any Genetronics’ property, including all disk storage, hardware, software, email, voice mail, and any other type of electronic media, with or without advance notice or consent.

All software installations must be authorized by the IT department. Installation of unauthorized software on your computer system is prohibited and will not be supported by the IT Department should you have problems with your computer system. Such software may be detrimental to the overall Genetronics network system.

II.  Internet/Intranet Policy

General Principles:

•                  Genetronics provided Internet/Intranet and email privileges, like computer systems and networks, are considered Genetronics resources and are intended to be used for business purposes only.  Usage may be monitored for unusual activity.

•                  Correspondence via email is not guaranteed to be private.

•                  Genetronics email accounts should not be used for anything other than Genetronics-sanctioned communications.

•                  Use of Internet/Intranet and email may be subject to monitoring.  Users may also be subject to limitations on their use of these systems.

•                  The distribution of any information through the Internet, computer-based services, email, and messaging systems is subject to the scrutiny of Genetronics’ management.  Genetronics’ management reserves the right to determine the suitability of this information.

•                  Any info transmitted by an employee or consultant over internet or via email can be used against that party by Genetronics (or can be used for any reason by Genetronics).

Conditions of Use:

Users shall not:

•                  Visit Internet sites that contain obscene, hateful, or other material objectionable to Genetronics as determined by Genetronics in its sole discretion;

•                  Send or receive any material that is obscene or defamatory or which is intended to annoy, harass, or intimidate another person;

•                  Solicit emails that are unrelated to business activities;

•                  Solicit non- Genetronics business for personal gain or profit;

•                  Use the Internet or email for any illegal purpose;

•                  Represent personal opinions as those of Genetronics;

•                  Make or post indecent remarks, proposals or materials;

•                  Upload, download, or otherwise transmit commercial software or any copyrighted materials belonging to parties outside of Genetronics or to Genetronics itself;

•                  Use the Internet or email for the purpose of gambling;

•                  Download any software or electronic files without implementing virus protection measures that have been approved by Genetronics;

•                  Intentionally interfere with the normal operation of the network, including the propagation of computer viruses and sustained high volume network traffic which substantially hinders others in their use of the network;

•                  Reveal or publicize confidential or proprietary information that includes, but is not limited to financial information, new business and product ideas, marketing strategies and plans, databases and the information contained therein, customer lists, computer software source codes, computer/network access codes, and business relationships;

•                  Post on message boards regarding Genetronics, its past or present employees, its stock, or comments designed to move the stock up or down, including but not limited to “anonymous” postings from any computer owned by Genetronics or not;

•                  Examine, change, or use another person’s files, output, or user name for which the intruder does not have explicit authorization;

•                  Perform any other inappropriate uses identified by Genetronics’ management;

•                  Waste time on non-Company business.

III.         Password Policy and Guidelines

By default, standard Genetronics procedures will prompt new employees, temporary workers, and consultants to change their password immediately after their first initial login to the network.  Anytime thereafter if your system prompts you again with “Your Windows account has been set to force a password change upon initial login.  You must change your password now!”

Then please do the following:

1)             Click OK

2)             Change your password to a new password taking into consideration the following guidelines

•                  All user account passwords will be forced to change every 90 days.

•                  Minimum password length is set to 6 characters.

•                  Passwords CANNOT be the same as the one used previously.  So please remember your password and avoid leaving it written down out in public

•                  The “Account Lockout Threshold” will be set to 5 attempts.  If the password has not been changed within these 5 attempts, your account will be disabled and only your NETWORK ADMINISTRATOR can unlock it.

Furthermore, we highly recommend you setup a screensaver to be password protected about 15 minutes after which your system has been unattended, at the very least log off the workstation or Ctrl-Alt Delete, and lock workstation.  Please contact us at the following numbers below if you need assistance in setting this up.

IV.        Help Desk Procedures

The IT Department would like to inform you of the basic procedures for submitting phone, computer, printer, copier, file and security access to our network and building infrastructure.  Should you require any of the above, please contact the IT Department Hotline at hotline@genetronics.com or our Helpdesk at X-3100.  If additional paperwork or an approval from management is required, we will inform you.

IT Department Contacts:

•                  Joseph Davis — Director of IT (X-3110)

Users who violate any of the guidelines set in the policy may be subject to disciplinary action, up to and including revocation of access privileges, suspension, and/or termination.  Genetronics also retains the right to report any illegal violations to the appropriate authorities.

By my signature below, I hereby certify that I have read and agree to comply with the above Electronic Communication and Equipment Policy:

(Signature)	(Date)

(Printed Name)